Exhibit 10.2
AUSTRALIAN EMPLOYEE FORM

REACHLOCAL, INC.
AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD GRANT NOTICE

ReachLocal, Inc., a Delaware corporation, (the “Company”), pursuant to its Amended and Restated 2008 Stock Incentive Plan, as amended from time to time (the “Plan”), hereby grants to the holder listed below (“Holder”), an award of restricted stock units (“Restricted Stock Units” or “RSUs”).  Each vested Restricted Stock Unit represents the right to receive, in accordance with Restricted Stock Unit Award Agreement attached hereto as Exhibit A (the “Agreement”), one share of Common Stock of the Company (the “Common Stock”).  This award of Restricted Stock Units is subject to all of the terms and conditions set forth herein and in the Agreement and the Plan, each of which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Holder:
Grant Date:
Total Number of RSUs:
Vesting Commencement Date:
Vesting Schedule:
Termination:
If Holder ceases to be an Employee or Director prior to the applicable vesting date, all RSUs that have not become vested on or prior to the date of such termination of services will thereupon be automatically forfeited by Holder without payment of any consideration therefor.

For information regarding the Australian dollar equivalent of the current market price of Common Stock as quoted on the NASDAQ National Market (the “NASDAQ”), or for further information regarding this Grant Notice, the Agreement or the Plan generally, please contact Michael Eves at 02 8197 5739 or at Michael.Eves@ReachLocal.com.au.  Alternatively, you may obtain the market price of Common Stock on the NASDAQ in US dollars on the internet via the NASDAQ website, www.nasdaq.com.

Any advice given by the Company or any other associated company in this Grant Notice, the Agreement or in the accompanying documents is general advice only.  Holders should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission (the “ASIC”) to give such advice (the “Financial Advice”).

By his or her signature and the Company’s signature below, Holder agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice.  Holder has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel (including the Financial Advice) prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan.  Holder hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, this Grant Notice or the Agreement.

REACHLOCAL, INC.:	HOLDER:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A
TO RESTRICTED STOCK UNIT AWARD GRANT NOTICE

REACHLOCAL, INC. RESTRICTED STOCK UNIT AWARD AGREEMENT

ARTICLE 1.

GENERAL

1.1              Defined Terms.  Wherever the following terms are used in this Restricted Stock Unit Award Agreement (this “Agreement”), they shall have the meanings specified below, unless the context clearly indicates otherwise.  Capitalized terms not specifically defined herein shall have the meanings specified in the ReachLocal, Inc. Amended and Restated 2008 Stock Incentive Plan, as amended from time to time (the “Plan”), and the Restricted Stock Unit Award Grant Notice (the “Grant Notice”) to which this Agreement is attached.

(a)           “Termination of Directorship” shall mean the time when Holder, if he or she is or becomes a Non-Employee Director, ceases to be a Director for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement.  The Board, in its sole and absolute discretion, shall determine the effect of all matters and questions relating to Termination of Directorship with respect to a Non-Employee Director.

(b)           “Termination of Employment” shall mean the time when the employee-employer relationship between Holder and the Company or any Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of Holder by the Company or any Subsidiary.  The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a particular leave of absence constitutes a Termination of Employment.

(c)           “Termination of Service” shall mean Holder’s Termination of Directorship or Termination of Employment, as applicable.

1.2              Incorporation of Terms of Plan.  The RSUs are subject to the terms and conditions of the Plan which are incorporated herein by reference.  In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE 2.

GRANT OF RESTRICTED STOCK UNITS

2.1              Grant of RSUs.  Pursuant to the Grant Notice and upon the terms and conditions set forth in the Plan and this Agreement, effective as of the Grant Date set forth in the Grant Notice, ReachLocal, Inc., a Delaware corporation (the “Company”), has granted to Holder an award of restricted stock units (“Restricted Stock Units” or “RSUs”) under the Plan in consideration of Holder’s past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration.

2.2              Unsecured Obligation to RSUs.  Unless and until the RSUs have vested in the manner set forth in Article 2 hereof, Holder will have no right to receive Common Stock under any such RSUs.  Prior to actual delivery of shares of Common Stock following the vesting of any RSUs, such RSUs will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.

2.3              Vesting Schedule.  Subject to Section 2.5 hereof, the RSUs shall vest and become nonforfeitable with respect to the applicable portion thereof according to the vesting schedule set forth on the Grant Notice, subject to Holder’s continued status as an Employee or Non-Employee Director through the applicable vesting dates, as a condition to the vesting of the applicable installment of the RSUs and the rights and benefits under this Agreement

2.4              Consideration to the Company.  In consideration of the grant of the award of RSUs by the Company, Holder agrees to render faithful and efficient services to the Company or any Subsidiary.  Nothing in the Plan or this Agreement shall confer upon Holder any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Holder.

2.5              Forfeiture, Termination and Cancellation upon Termination of Service.  Notwithstanding any contrary provision of this Agreement, upon Holder’s Termination of Service for any or no reason, all Restricted Stock Units which have not vested prior to or in connection with such Termination of Service will thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and Holder, or Holder’s beneficiary or personal representative, as the case may be, shall have no further rights hereunder.  No portion of the RSUs which has not become vested as of the date on which the Holder incurs a Termination of Service shall thereafter become vested.

2.6              Issue of Common Stock upon Vesting.

(a)           As soon as administratively practicable following the vesting of any Restricted Stock Units pursuant to Section 2.3 hereof, but in no event later than thirty (30) days after such vesting date, the Company shall deliver to Holder (or any transferee permitted under Section 3.2 hereof) a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Stock Units subject to this award that vest on the applicable vesting date, unless such Restricted Stock Units terminate prior to the given vesting date pursuant to Section 2.5 hereof.  Notwithstanding the foregoing, in the event shares of Common Stock cannot be issued pursuant to Section 11.4 of the Plan, the shares of Common Stock shall be issued pursuant to the preceding sentence as soon as administratively practicable after the Administrator determines that shares of Common Stock can again be issued in accordance with such Section.

(b)           As set forth in Section 11.2 of the Plan, the Company shall have the authority and the right to deduct or withhold, or to require the Holder to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes required by law to be withheld with respect to any taxable event arising in connection with the RSUs.  The Company shall not be obligated to deliver any new certificate representing shares of Common Stock to Holder or Holder’s legal representative or enter such share of Common Stock in book entry form unless and until Holder or Holder’s legal representative shall have paid or otherwise satisfied in full the amount of all federal, state and local taxes applicable to the taxable income of Holder resulting from the grant or vesting of the RSUs or the issuance of shares of Common Stock.

2.7              Conditions to Delivery of Common Stock.  The shares of Common Stock deliverable hereunder may be either previously authorized but unissued shares of Common Stock or issued shares of Common Stock which have then been reacquired by the Company.  Such shares of Common Stock shall be fully paid.  The Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock deliverable hereunder prior to fulfillment of the conditions set forth in Section 11.4 of the Plan.

2.8              Rights as Stockholder.  The holder of the RSUs shall not be, nor have any of the rights or privileges of, a stockholder of the Company, including, without limitation, voting rights and rights to dividends, in respect of the RSUs and any shares of Common Stock underlying the RSUs and deliverable hereunder unless and until such shares of Common Stock shall have been issued by the Company and held of record by such holder (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares of Common Stock are issued, except as provided in Section 13.2 of the Plan.

ARTICLE 3.

OTHER PROVISIONS

3.1              Administration.  The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules.  All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Holder, the Company and all other interested persons.  No member of the Committee or the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the RSUs.

3.2              Grant is Not Transferable.  During the lifetime of Holder, the RSUs may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.  Neither the RSUs nor any interest or right therein shall be liable for the debts, contracts or engagements of Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.

3.3               Lock-Up Period.  The Holder hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act or any applicable state laws, the Holder shall not sell or otherwise transfer any shares of Common Stock or other securities of the Company during the 180-day period (or such longer period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) following the effective date of a registration statement of the Company filed under the Securities Act in connection with the Company’s initial public offering of Common Stock (the “Market Standoff Period”).  The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period and these restrictions shall be binding on any transferee of such shares of Common Stock.  Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by the Company or the Managing Underwriter to continue coverage by research analysts in accordance with NASD Rule 2711 or any successor rule.

3.4              Tax Consultation.  Holder understands that Holder may suffer adverse tax consequences in connection with the RSUs granted pursuant to this Agreement (and the shares issuable with respect thereto).  Holder represents that Holder has consulted with any tax consultants Holder deems advisable in connection with the RSUs and the issuance of shares with respect thereto and that Holder is not relying on the Company for any tax advice.

3.5               Adjustments. Holder acknowledges that the RSUs are subject to modification and termination in certain events as provided in this Agreement and Article 13 of the Plan.

3.6              Binding Agreement.  Subject to the limitation on the transferability of the RSUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

3.7              Notices.  Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the Company’s principal office, and any notice to be given to Holder shall be addressed to Holder at Holder’s last address reflected on the Company’s records.  By a notice given pursuant to this Section 3.7, either party may hereafter designate a different address for notices to be given to that party.  Any notice shall be deemed duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States or Australian Postal Service, as applicable.

3.8              Holder’s Representations.  If the shares of Common Stock issuable hereunder have not been registered under the Securities Act or any applicable state or foreign laws on an effective registration statement at the time of such issuance, Holder shall, if required by the Company, concurrently with such issuance, make such written representations as are deemed necessary or appropriate by the Company and/or its counsel.

3.9              Titles.  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

3.10            Governing Law.  The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

3.11            Conformity to Securities Laws.  Holder acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and state securities laws and regulations.  Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations.  To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

3.12             Amendments, Suspension and Termination.  To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board; provided that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely affect the RSUs in any material way without the prior written consent of Holder.

3.13             Successors and Assigns.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer herein set forth in Section 3.2 hereof, this Agreement shall be binding upon Holder and his or her heirs, executors, administrators, successors and assigns.

3.14              Limitations Applicable to Section 16 Persons.  Notwithstanding any other provision of the Plan or this Agreement, if Holder is subject to Section 16 of the Exchange Act, the Plan, the RSUs and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

3.15              Entire Agreement.  The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Holder with respect to the subject matter hereof.